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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 3, 2002

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-496-58 (Commission File Number)	84-1602895 (IRS Employer Identification #)
4643 South Ulster Street, Suite 1300, Denver, CO 80237 (Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 5. Other Events.

        On December 3, 2002, UnitedGlobalCom, Inc. (the "Company") issued a press release announcing that its majority-owned subsidiary United Pan-Europe Communications N.V. ("UPC"), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. In connection with the commencement of this bankruptcy proceeding, UPC and New UPC, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("New UPC"), filed a proposed plan of reorganization and a draft disclosure statement with the U.S. Bankruptcy Court. Upon consummation of the plan of reorganization, New UPC will become the new holding company for UPC. Pursuant to the plan, common stock of New UPC will be offered in exchange for certain claims against and equity interests in UPC. In order to facilitate the proceeding, UPC also commenced a voluntary moratorium of payments in The Netherlands under the Dutch Bankruptcy Code and has filed a proposed plan of compulsory composition with the Amsterdam Court under the Dutch Bankruptcy Code. The voluntary commencement of the U.S. and Dutch insolvency proceedings was with the full support of the Company and an ad hoc committee representing certain unrelated holders of UPC's senior notes and senior discount notes. A copy of the Company's press release is included as an exhibit hereto.

        UPC's U.S. and Dutch insolvency proceedings are described in more detail in Item 3 of a Current Report on Form 8-K of UPC (File No. 060-25365), dated December 3, 2002, which is incorporated herein by reference, and the text of which, excluding the exhibit, is included as an exhibit hereto. UPC's press release announcing the bankruptcy cases is included as an exhibit hereto.

        Note regarding forward looking statements.    This Report on form 8-K and the documents incorporated herein and included as exhibits contain forward looking statements, including the timing and outcome of UPC's U.S. and Dutch insolvency proceedings, as well as other non-historical information. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including, among other things, the outcome of the court proceedings.

Item 7. Financial Statements and Exhibits.

        (c) Exhibits

99.1	Press Release of the Company, dated December 3, 2002.
99.2	Press Release of UPC, dated December 3, 2002.
99.3	Current Report on Form 8-K of UPC (File No. 060-25365), dated December 3, 2002 (exhibit omitted).

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:
/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Chief Financial Officer

Date: December 3, 2002

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SIGNATURE